SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
 The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 30, 2004

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
Initial Depositor
(Exact name of registrant as specified in its charter)

Internet HOLDRS (SM) Trust
[Issuer with respect to the receipts]

DELAWARE
(State or other jurisdiction of incorporation)

333-78575
Commission File Number

13-5674085
(I.R.S. Employer Identification No.)

250 Vesey Street
New York, New York 10281
(Address of principal executive offices and zip code)

(212) 449-1000
(Registrant’s telephone number, including area code)

Item 5.	Other Events

Effective June 30, 2004, Network Associates, Inc. (NYSE: NET) announced that it had changed its name to McAfee, Inc. (NYSE: MFE).

Yahoo! Inc. (NASDAQ:YHOO) announced a 2-for-1 stock split on its common stock payable on May 11, 2004 to shareholders of record as of April 26, 2004. Effective May 17, 2004 the share amount of Yahoo! Inc. represented by a round lot of 100 Internet HOLDRS was 52.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

99.1 Internet HOLDRS Trust Prospectus Supplement dated June 30, 2004 to Prospectus dated July 3, 2003.

SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
Date: August 6, 2004	By:	/s/ MITCHELL M. COX
Name: Mitchell M. Cox
Title: Attorney-in-Fact

EXHIBIT INDEX

Number and Description of Exhibit

(99.1)     Internet HOLDRS Trust Prospectus Supplement dated June 30, 2004 to Prospectus dated July 3, 2003.